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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-95514 and 333-21551) of Pharmacyclics, Inc. of our report dated August 22, 1997 appearing on page 33 of this Annual Report on Form 10-K for the year ended June 30, 1997.

PRICE WATERHOUSE LLP

San Jose, California
September 23, 1997